EXHIBIT 99(b)

                  Supreme Court of Missouri

                           en baur



                      September 9, 1999

BLUE CROSS and BLUE SHIELD                   )
  of MISSOURI, a Missouri                    )
     nonprofit corporation,                  )
                Appellant,                   )
                                             )
vs.                                          )  No. 81172
                                             )
JAY ANGOFF, in his official capacity         )
  as the Director of the Missouri Department )
    of Insurance, et al.,                    )
                Respondents.                 )


                                     ORDER

            The Court hereby orders the Circuit Court of Cole County,

      on or before November 9, 1999, to dispose finally of "the parties'

      Joint Motion to Approve Settlement Agreement As Amended" filed in that court on March 15, 1999, or any other amendment thereto timely presented to the court.  The parties shall promptly notify this Court of said disposition.




                       Day - to - Day

                              /s/  William Ray Price, Jr.
                              William Ray Price, Jr.
                              Chief Justice

Covington and Wolff, JJ, not participating.